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                                                             EXHIBIT 23



               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Annual Report on Form 10-K, into Rural Cellular Corporation's previously filed Registration Statements on Form S-8 (File Numbers 333-10815 and 333-10817).

                                      ARTHUR ANDERSEN LLP

Minneapolis, Minnesota
March 25, 1997